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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions, "Selected Financial Data" and "Experts" and to the use of our report dated February 18, 1997, included in the Registration Statement (Form S-3) and related Prospectus of Synaptic Pharmaceutical Corporation for the registration of 2,875,000 shares of its common stock.

    We also consent to the incorporation by reference therein of our report dated February 18, 1997, with respect to the financial statements of Synaptic Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP


Hackensack, New Jersey
October 14, 1997